                                                                    EXHIBIT 99.2


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         On January 28, 2005, Acacia Global Acquisition Corporation, a newly formed wholly owned subsidiary of Acacia Research Corporation, acquired certain assets from Global Patent Holdings, LLC, a privately held patent holding company based in Northbrook, Illinois (the "acquisition"). The assets acquired and liabilities assumed in the transaction have been attributed to Acacia Research Corporation's Acacia Technologies group. The acquisition gives the Acacia Technologies group 100% ownership of companies that control 27 patent portfolios, which include 120 U.S. patents and certain foreign counterparts, and cover technologies used in a wide variety of industries. The acquisition is being accounted for by the purchase method of accounting.

         The following unaudited pro forma combined financial information gives effect to the acquisition described above. The unaudited pro forma combined balance sheet as of December 31, 2004, gives effect to the acquisition as if it had taken place on December 31, 2004. The unaudited pro forma combined statement of operations for the year ended December 31, 2004, reflects the acquisition as if it had taken place on January 1, 2004.

         The unaudited pro forma combined financial information, and the accompanying notes, should be read in conjunction with the historical financial statements of Acacia Research Corporation as of and for the year ended December 31, 2004, including the notes thereto, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. The unaudited pro forma combined financial information, and the accompanying notes, should also be read in conjunction with the December 31, 2004 financial statements of Global Patents Holdings, LLC, including the notes thereto, included elsewhere herein.

         The estimated purchase consideration and preliminary purchase price allocation in Note 2 and the preliminary pro forma adjustments in Note 3, are based upon preliminary estimates and currently available information. Final purchase accounting adjustments may differ from the pro forma adjustments presented.

         The unaudited pro forma combined balance sheet and statement of operations are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the period presented, or which may be obtained in the future.

                                                     ACACIA RESEARCH CORPORATION
                                             UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                       AS OF DECEMBER 31, 2004
                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                                                                         ACACIA
                                                                   ACACIA                                               RESEARCH
                                                                  RESEARCH      GLOBAL PATENT      PRO FORMA           CORPORATION
                                                                 CORPORATION    HOLDINGS, LLC     ADJUSTMENTS           PRO FORMA
                                                               --------------   --------------   --------------       --------------
                           ASSETS                                                    (1)

Current assets:
   Cash and cash equivalents ...............................   $      18,735    $       3,673    $      (5,000) (A)   $      13,735
                                                                                                        (3,673) (B)
   Short-term investments ..................................          33,623            1,994           (1,994) (B)          33,623
   Accounts receivable .....................................             536            1,224           (1,224) (C)             536
   Prepaid expenses, inventory and other assets ............             983               86              (11) (B)           1,058
                                                               --------------   --------------   --------------       --------------

         Total current assets ..............................          53,877            6,977          (11,902)              48,952

Property and equipment, net of accumulated
   depreciation and amortization ...........................           2,434               --                                 2,434
Patents, net of accumulated amortization ...................          12,063               93           25,069  (D)          37,225
Goodwill ...................................................          19,545               --                                19,545
Other ......................................................             408              734             (734) (C)             408
                                                               --------------   --------------   --------------       --------------

                                                               $      88,327            7,804           12,433        $     108,564
                                                               ==============   ==============   ==============       ==============

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable, accrued expenses and other ............   $       4,139    $         649    $         613  (E)   $       5,004
                                                                                                          (397) (E.1)
   Current portion of deferred revenues ....................             494               --                                   494
   Royalties and contingent litigation fees payable ........              --            1,071           (1,071) (C)              --
                                                               --------------   --------------   --------------       --------------

         Total current liabilities .........................           4,633            1,720             (855)               5,498

Deferred income taxes ......................................           2,981               --                                 2,981
Deferred revenues, net of current portion ..................           3,893               --                                 3,893
Royalties and contingent litigation fees payable,
     net of current portion ................................              --              592             (592) (C)              --
Unfunded pension liability .................................              --              138             (138) (E.1)            --
Other liabilities ..........................................             406               --                                   406
                                                               --------------   --------------   --------------       --------------
         Total liabilities .................................          11,913            2,450           (1,585)              12,778
                                                               --------------   --------------   --------------       --------------

Minority interests .........................................             778               --                                   778
                                                               --------------   --------------   --------------       --------------

Commitments and contingencies

Redeemable Stockholders' equity:
   Common stock ............................................
     Acacia Research - Acacia Technologies stock,
       par value $0.001 per share; 50,000,000
       shares authorized; 19,811,524 shares (actual)
       and 23,750,356 shares (pro forma) issued and
       outstanding as of December 31, 2004 .................              20               --                4 (F)               24
     Acacia Research - CombiMatrix stock, par value
       $0.001 per share; 50,000,000 shares authorized;
       31,200,496 shares issued and outstanding as of
       December 31, 2004 ...................................              31               --                                    31
   Additional paid-in capital and accumulated
       comprehensive income ................................         263,823             (138)          19,368 (F)          283,191
                                                                                                           138 (E.1)
                                                                                                               (B),(C),
   Members' Equity .........................................              --            5,492           (5,492)(D),(E.1)         --
   Accumulated deficit .....................................        (188,238)              --                              (188,238)
                                                               --------------   --------------   --------------       --------------

         Total stockholders' equity ........................          75,636            5,354           14,018               95,008
                                                               --------------   --------------   --------------       --------------

                                                               $      88,327    $       7,804    $      12,433        $     108,564
                                                               ==============   ==============   ==============       ==============



                                                     ACACIA RESEARCH CORPORATION
                                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 2004
                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                                                                    ACACIA RESEARCH
                                                      ACACIA RESEARCH      GLOBAL PATENT          PRO FORMA            CORPORATION
                                                       CORPORATION         HOLDINGS, LLC         ADJUSTMENTS            PRO FORMA
                                                     ----------------     ----------------     ----------------     ----------------
                                                                               (2)
Revenues:
   Research and development contract,
     service contracts and product .............     $        17,648                                                $        17,648
   License fees ................................               4,284               16,767                                    21,051
   Government contract .........................               1,993                                                          1,993
                                                     ----------------     ----------------     ----------------     ----------------
   Total revenues ..............................              23,925               16,767                   --               40,692
                                                     ----------------     ----------------     ----------------     ----------------
Operating expenses:
   Cost of government contract
     revenues and product sales ................               2,047                   --                                     2,047
   Research and development expenses ...........               5,385                   --                                     5,385
   Marketing, general and
     administrative expenses ...................              15,089                1,220                1,000 (G)           17,309
   Legal expenses - patents ....................               3,133                7,061                                    10,194
   Royalties to patent owners ..................                  --                5,385                                     5,385
   Goodwill impairment charge ..................               1,656                   --                                     1,656
   Amortization of patents .....................               1,597                   --                4,129 (H)            5,726
   Legal settlement charges ....................                 812                   --                                       812
                                                     ----------------     ----------------     ----------------     ----------------
     Total operating expenses ..................              29,719               13,666                5,129               48,514
                                                     ----------------     ----------------     ----------------     ----------------
     Operating income (loss) ...................              (5,794)               3,101               (5,129)              (7,822)
                                                     ----------------     ----------------     ----------------     ----------------
Other income (expense):
   Interest income and other expenses ..........                 784                  300                                     1,084
                                                     ----------------     ----------------     ----------------     ----------------
     Total other income (expense) ..............                 784                  300                   --                1,084
                                                     ----------------     ----------------     ----------------     ----------------
Income (loss) from continuing operations
   before income taxes and minority interests ..              (5,010)               3,401               (5,129)              (6,738)
Benefit for income taxes .......................                 275                  (15)                                      260
                                                     ----------------     ----------------     ----------------     ----------------
Income (loss) from continuing
   operations before minority interests ........              (4,735)               3,386               (5,129)              (6,478)
Minority interests .............................                   6                   --                                         6
                                                     ----------------     ----------------     ----------------     ----------------
Income (loss) from continuing operations .......              (4,729)               3,386               (5,129)              (6,472)
                                                     ----------------     ----------------     ----------------     ----------------
Discontinued operations:
   Estimated loss on disposal of
     discontinued operations ...................                (104)                  --                                      (104)
                                                     ----------------     ----------------     ----------------     ----------------

Net income (loss) ..............................     $        (4,833)     $         3,386      $        (5,129)     $        (6,576)
                                                     ================     ================     ================     ================

Pro forma earnings (loss) per common share:
Attributable to the Acacia Technologies group:
  Loss from continuing operations ..............     $        (5,439)     $         3,386               (5,129)     $        (7,182)
    Basic and diluted loss per share ...........               (0.27)                                                         (0.30)
  Loss from discontinued operations ............     $          (104)     $            --                   --      $          (104)
    Basic and diluted loss per share ...........               (0.01)                                                         (0.01)
  Net loss .....................................     $        (5,543)     $         3,386               (5,129)     $        (7,286)
    Basic and diluted loss per share ...........               (0.28)                                                         (0.31)

Attributable to the CombiMatrix group:
Basic and diluted
  Net income (loss) ............................     $           710                                                $           710
    Basic earnings (loss) per share ............                0.02                                                           0.02

Weighted average shares:
  Acacia Research - Acacia Technologies stock:
    Basic and diluted ..........................          19,784,883                                 3,938,832 (I)       23,723,715
                                                     ================                          ================     ================
  Acacia Research - CombiMatrix stock:
    Basic ......................................          29,962,596                                                     29,962,596
                                                     ================                                               ================
    Diluted ....................................          30,995,663                                                     30,995,663
                                                     ================                                               ================


NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(TABULAR DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.       BASIS OF PRESENTATION

         On January 28, 2005, Acacia Global Acquisition Corporation, a newly formed wholly owned subsidiary of Acacia Research Corporation, acquired certain assets from Global Patent Holdings, LLC, a privately held patent holding company based in Northbrook, Illinois (the "acquisition").

         The accompanying unaudited pro forma combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

         The accompanying unaudited pro forma combined balance sheet as of December 31, 2004, gives effect to the acquisition as if it had taken place on December 31, 2004. The unaudited pro forma combined statement of operations for the year ended December 31, 2004, reflects the acquisition as if it had taken place on January 1, 2004. The estimated purchase consideration and preliminary purchase price allocation in Note 2 and the preliminary pro forma adjustments in
Note 3, are based upon preliminary estimates and currently available information. Final purchase accounting adjustments may differ from the pro forma adjustments presented.

2.       ACQUISITION OF CERTAIN ASSETS OF GLOBAL PATENT HOLDINGS, LLC

         The acquisition is being accounted for by the purchase method of accounting. The aggregate purchase consideration was approximately $24,985,000, including $5,000,000 of cash, the issuance of 3,938,832 shares of Acacia Research--Acacia Technologies common stock valued at $19,372,000 (net of estimated common stock registration costs of $133,000) and estimated acquisition costs of $480,000. The value of the common shares issued was determined based on the average market price of AR-Acacia Technologies stock, as reported on NASDAQ, over the 5-day period (December 13 - December 17, 2004) before and after the terms of the acquisition were agreed to and announced.

          The following table summarizes the total estimated preliminary purchase consideration (in thousands):

Estimated Purchase Consideration:
Issuance of 3,938,832 shares of Acacia Research - Acacia
  Technologies common stock ........................................    $19,372
  Cash consideration paid ..........................................      5,000
  Acquisition and common stock registration costs ..................        613
                                                                        --------
Total Estimated Purchase Consideration .............................    $24,985
                                                                        ========

         Under the purchase method of accounting, the purchase consideration is allocated to the assets acquired, including tangible assets, patents and other identifiable intangibles and liabilities assumed, based on their estimated fair market values at the date of acquisition. Any excess purchase price after the initial allocation to identifiable net tangible and identifiable intangible assets is assigned to goodwill. Amounts attributable to patents are amortized using the straight-line method over the estimated economic useful life of the underlying patents. Based on the estimated purchase consideration and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on Acacia Research Corporation's final analysis, is as follows (in thousands):

                                                         Amortization     Annual
                                                            Period      Amortization
                                                         ------------   ------------
Estimated Purchase Price Allocation:                             (estimated)
Fair Value of net tangible assets acquired
  at December 31, 2004 ....................   $    (84)

Intangible assets acquired:
Patents and patent license rights .........     25,069   3 - 10 years      4,129
                                              ---------

Total .....................................   $ 24,985
                                              =========

         Management's preliminary valuation results in an estimated fair value of patent related assets acquired of approximately $27,500,000, resulting in approximately $2,515,000 of excess fair value over the cost of net assets acquired, which has been allocated as a pro rata reduction to the amounts that otherwise would have been assigned to the assets acquired, in accordance with the purchase method of accounting.

         Management is primarily responsible for determining the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed at the date of acquisition. Management is considering a number of factors, including reference to an independent valuation, which is not yet complete. The preliminary purchase price allocation is subject to revision as more detailed analysis is completed and additional information on the fair values of the assets and liabilities acquired becomes available. Management is in the process of finalizing its estimates and assumptions underlying its patent related discounted cash flow analysis and its consideration of the economic useful lives of the amortizable intangible assets acquired. Any change in the estimated fair value of the net assets acquired will change the amount of the purchase price allocable to tangible and intangible assets acquired and to goodwill, if any. Final purchase accounting adjustments may therefore differ materially from the proforma adjustments presented here.

         The acquisition will be treated for tax purposes as a taxable asset acquisition and, as such, Acacia Research Corporation does not expect any book/tax basis differences and thus, no deferred income taxes will be recorded in connection with the application of the purchase method of accounting.

3.       PRO FORMA ADJUSTMENTS

         The accompanying unaudited pro forma combined balance sheet gives effect to the acquisition as if it had taken place on December 31, 2004. Column
(1) reflects the historical balance sheet of Global Patent Holdings, LLC as of December 31, 2004. The unaudited pro forma combined statement of operations for the year ended December 31, 2004, reflects the acquisition as if it had taken place on January 1, 2004. Column (2) reflects the historical operating results of Global Patent Holdings, LLC for the period from January 1, 2004 through December 31, 2004. The pro forma adjustments are based upon preliminary estimates and currently available information. Final purchase accounting adjustments may differ from the pro forma adjustments presented.

         The Acacia Research Corporation unaudited pro forma combined statements also give effect to the following pro forma adjustments:

         (A) To reflect the impact on cash and cash equivalents of the payment of $5,000,000 in cash on January 28, 2005, representing partial consideration for the acquisition.

         (B) To reflect the distribution of available cash and cash equivalents, marketable securities and related interest receivable, to Global Patent Holdings, LLC members prior to the acquisition, pursuant to the terms of the legally binding letter of intent between Acacia Research Corporation and Global Patent Holdings, LLC, executed on December 15, 2004.

         (C) To exclude certain license fee receivables, related royalties payable and related contingent legal fees payable, that were not purchased or assumed by Acacia Research Corporation in the acquisition, pursuant to the terms of the transaction.

         (D) To reflect the preliminary allocation of a portion of the purchase price, totaling $25,069,000, to the fair value of amortizable patent related intangible assets acquired. Patent related intangible assets are amortized over the estimated economic useful lives of the underlying patents or patent groups, ranging from 3 to 10 years.

         (E) To accrue estimated direct acquisition costs incurred by Acacia Research Corporation, totaling $480,000 and estimated costs to be incurred by Acacia Research Corporation in connection with the registration of the 3,938,832 shares of AR-Acacia Technologies common stock issued in connection with the acquisition, totaling $133,000. Acacia Research Corporation executed a registration rights agreement in connection with the acquisition transaction, which requires Acacia Research Corporation to register for resale the shares of AR-Acacia Technologies common stock issued as partial consideration for the acquisition.

         (E.1) To reflect the exclusion of certain liabilities not assumed by Acacia Research Corporation in connection with the acquisition, in accordance with the purchase agreement, including $244,000 in benefit plan related liabilities and $291,000 in accrued pension, profit sharing and management bonus expenses. These liabilities are recorded at the Global Patent Holdings, LLC level, and were not assumed by Acacia Research Corporation in the acquisition of the 11 patent licensing companies, as described above.

         (F) To reflect the impact on stockholders equity of the issuance of 3,938,832 shares of AR-Acacia Technologies common stock in partial consideration for the acquisition. The value of the common shares issued was determined based on the average market price of AR-Acacia Technologies common stock, as reported on NASDAQ, over the 5-day period before and after the terms of the acquisition were agreed to and announced. The pro forma adjustment also reflects a reduction in additional paid-in capital related to estimated common stock registration costs as described at (E ) above.

         (G) To reflect consulting expense related to a consulting agreement between Acacia Global Acquisition Corporation and the former CEO of Global Patent Holdings, LLC who, as a result of the acquisition, is also a shareholder of Acacia Research Corporation. The consulting agreement requires the payment of $2,000,000 in consulting fees over a two-year period. Consulting services to be performed consist primarily of consultation on intellectual property matters associated with the patents and patent rights acquired in the transaction. The consulting fees will be expensed as the consulting services are rendered during the two-year term of the consulting agreement. Acacia Global Acquisition Corporation may terminate the consulting agreement for cause as provided for in the agreement. The consulting agreement also contains certain automatic termination provisions, including; the failure by Acacia Global Acquisition Corporation to make timely consulting payments in accordance with the agreement; a significant decrease in working capital of Acacia Research Corporation, as defined in the agreement; material breach of the agreement by Acacia Global Acquisition Corporation; and the death of the consultant. Any occurrence of these conditions may require the payment of all remaining consulting fees outstanding under the agreement within thirty days of the occurrence of the termination event. Acacia Research Corporation also executed an agreement guaranteeing Acacia Global Acquisition Corporation's performance of its obligations under the consulting agreement.

         (H) To reflect amortization of the patent related intangible assets acquired on a straight-line basis over the estimated useful life of the patents or groups of patents. The estimated weighted average useful life of amortizable patent related intangibles is approximately 7 years.

         (I) The calculation of the pro forma weighted average Acacia Research - Acacia Technologies shares outstanding was as follows:


                  Weighted average AR-Acacia Technologies
                    common stock outstanding for the year
                    ended December 31, 2004 (actual) ...........................    19,784,883

                  AR-Acacia Technologies common stock issued
                    in connection with the acquisition (assumed
                    issued and outstanding as of January 1, 2004) ..............     3,938,832
                                                                                   -----------

                  Pro forma weighted average AR-Acacia Technologies
                    shares outstanding for the year ended December 31, 2004 .....    23,723,715
                                                                                   ===========
